Exhibit 5.1

Harney Westwood & Riegels 14th Floor, Alexandra House 18 Chater Road Central Hong Kong Tel: +852 5806 7800 Fax: +852 5806 7810

6 March 2026

067460.0001

Future Money Acquisition Corporation

89 Nexus Way, Camana Bay

Grand Cayman, KY1-9009

Cayman Islands

Dear Sir or Madam

Future Money Acquisition Corporation (Company)

We are lawyers qualified to practise in the Cayman Islands and have acted as Cayman Islands legal advisers to the Company in connection with the Company’s registration statement on Form S-1 (Registration Statement) to be filed with the Securities and Exchange Commission (Commission), relating to the registration of:

A.	10,000,000 units consisting of:

a.	one Ordinary Share (as defined below); and

b.	one right to receive one-tenth (1/10) of an Ordinary Share (Rights),

upon the consummation of an initial business combination (Units);

B.	up to 1,500,000 Units, which may be issued upon exercise of an option granted to the underwriter(s) to cover over-allotments, if any, exercisable for a period of 45 days after the closing of the offering (Over-Allotment Units);

C.	all Ordinary Shares and all Rights issued as part of the Units and the Over-Allotment Units;

D.	all Ordinary Shares that may be issued upon the consummation of an initial business combination in respect of the Rights included in the Units and the Over-Allotment Units; and

E.	up to 25,000 Ordinary Shares (or 28,750 Ordinary Shares if the Over-Allotment Units is exercised in full) (the Representative Shares) to D. Boral Capital LLC, the representative of the underwriters, or its designees, in each case under the United States Securities Act of 1933, as amended (Securities Act) and pursuant to the terms of the Registration Statement. In this opinion Companies Act means the Companies Act, as amended, of the Cayman Islands.

The British Virgin Islands is Harneys Hong Kong office’s main jurisdiction of practice.

Jersey legal services are provided through a referral arrangement with Harneys (Jersey) which is an independently owned and controlled Jersey law firm.

Resident Partners: M Chu | Y Fan | SG Gray | IC Groark | SO Karolczuk | PM Kay | MW Kwok

IN Mann | BP McCosker | R Ng | PJ Sephton

Anguilla | Bermuda | British Virgin Islands Cayman Islands | Cyprus | Dubai | Hong Kong | Jersey London | Luxembourg | Shanghai | Singapore harneys.com

Each ten (10) Rights entitle the holder thereof to receive one (1) Ordinary Share upon the consummation of a business combination. There will be no fractional shares issued upon the conversion of the Rights.

The Ordinary Shares underlying the Units and the Over-Allotment Units are referred to herein as the Unit Shares and the Ordinary Shares to be issued in accordance with the Rights are referred to herein as the Rights Shares.

We are furnishing this opinion as Exhibit 5.1 to the Registration Statement.

For the purposes of giving this opinion, we have examined the Documents (as defined in Schedule 1) which are all the documents which we consider necessary and appropriate for the matters set out in this legal opinion. We have not examined any other documents, official or corporate records or external or internal registers and have not undertaken or been instructed to undertake any further enquiry or due diligence in relation to the transaction which is the subject of this opinion.

In giving this opinion, we have relied upon the assumptions set out in Schedule 2 which we have not independently verified.

Based solely upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we deem relevant, and subject to the qualifications set out in Schedule 3, we are of the opinion that under the laws of the Cayman Islands:

1	Existence and Good Standing. The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing under the laws of the Cayman Islands. It is a separate legal entity and is subject to suit in its own name.

2	Capacity and Power. The delivery of the Registration Statement by the Company and the performance of its obligations thereunder are within the corporate capacity and power of the Company and have been duly authorised and approved by all necessary corporate action of the Company.

3	Authorised Share Capital. Based on our review of the Restated M&A (as defined in Schedule 1), the authorised share capital of the Company, with effect from the date that the Restated M&A becomes effective, will be US$50,000 divided into 500,000,000 ordinary shares of a par value of US$0.0001 each (the Ordinary Shares).

4	Unit Shares. The Unit Shares to be issued by the Company as contemplated by the Registration Statement have been duly authorised and, when allotted, issued and fully paid for in accordance with the Resolutions (as defined in Schedule 1), and when the name of the shareholder is entered in the register of members of the Company (Register of Members), the Unit Shares will be validly issued, allotted, fully paid, and non-assessable and there will be no further obligation on the holder of any of the Unit Shares to make any further payment to the Company in respect of such Unit Shares.

5	Rights Shares. The Rights Shares to be issued by the Company as contemplated by the Registration Statement have been duly authorised and, when allotted, issued and fully paid for in accordance with the Resolutions, the terms of the Rights, and when the name of the shareholder is entered in the Register of Members, the Rights Shares will be validly issued, allotted, fully paid, and non-assessable and there will be no further obligation on the holder of any of the Rights Shares to make any further payment to the Company in respect of such Rights Shares.

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Representative Shares. The Representative Shares to be issued by the Company as contemplated by the Registration Statement have been duly authorised and, when allotted, issued and fully paid for in accordance with the Resolutions, and when the name of the shareholder is entered in the Register of Members, the Representative Shares will be validly issued, allotted, fully paid, and non-assessable and there will be no further obligation on the holder of any of the Representative Shares to make any further payment to the Company in respect of such Representative Shares.

7	Cayman Islands Law. The statements under the caption “Enforceability of Civil Liabilities” and “Description of Securities” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects as at the date of this opinion and such statements constitute our opinion.

This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the Cayman Islands as they are in force and applied by the Cayman Islands courts at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction. Except as specifically stated herein, we express no opinion as to matters of fact.

In connection with the above opinion, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the heading “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, as amended, or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

Harney Westwood & Riegels

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SCHEDULE 1

List of Documents and Records Examined

1	A copy of the certificate of incorporation of the Company dated 29 September 2025.

2	A copy of the memorandum and articles of association of the Company dated 29 September 2025 (the M&A);

3	A copy of the amended and restated memorandum and articles of association of the Company to be adopted by a special resolution and effective upon the listing of the Company’s ordinary shares of a par value of US$0.0001 each on the Designated Stock Exchange (as defined therein) in the form as attached to the Registration Statement (the Restated M&A).

4	A certificate of good standing dated 13 February 2026 in respect of the Company issued by the Registrar of Companies in the Cayman Islands.

5	A copy of the register of members provided to us provided to us on 8 December 2025.

6	A copy of the register of directors and officers of the Company provided to us on 5 March 2026.

7	A copy of the unanimous written resolutions of the directors of the Company dated 13 February 2026 (Resolutions).

8	A certificate dated 5 March 2026 provided by a director of the Company confirming certain matters to us which are relevant to our opinion (Director’s Certificate), a copy of which is annexed to this opinion as Appendix I.

Items 1 to 8 above are together referred to as the Corporate Documents.

9	The Registration Statement.

1 to 9 above are collectively referred to in this opinion as the Documents.

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Schedule 2

Assumptions

1	Validity under Foreign Laws. That:

(a)	all formalities required under any applicable laws (other than the laws of the Cayman Islands) have been complied with; and

(b)	no other matters arising under any foreign law will affect the views expressed in this opinion.

2	Authenticity of Documents. All original Documents are authentic, all signatures, initials and seals are genuine, all copies of Documents are true and correct copies and the Registration Statement conforms in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated.

3	Corporate Documents. All matters required by law to be recorded in the Corporate Documents are so recorded, and all corporate minutes, resolutions, certificates, documents and records which we have reviewed are accurate and complete, and all facts expressed in or implied thereby are accurate and complete.

4	Director’s Certificate. The contents of the Director’s Certificate are true and accurate as at the date of this opinion.

5	Constitutional Documents. The M&A is the latest memorandum and articles of association of the Company in effect as of the time of the opinion.

6	Resolutions. The Resolutions have been duly executed (and whereby a corporate entity such execution has been duly authorised if so required) by or on behalf of the directors, or by or on behalf of each shareholder in respect of the shareholder resolutions, and the signatures and initials thereon are those of a person or persons in whose name the Resolutions have been expressed to be signed. The Resolutions remain in full force and effect.

7	No Steps to Wind-up. The directors and shareholders of the Company have not taken any steps to have the Company struck off or placed in liquidation, no steps have been taken to wind up the Company and no receiver has been appointed over any of the property or assets of the Company.

8	Unseen Documents. Save for the Documents provided to us there are no resolutions, agreements, documents or arrangements which materially affect, amend or vary the transactions envisaged in the Documents and, in particular, that the entry into and performance of the transactions contemplated under the Registration Statement will not cause any of the parties thereto to be in breach of any agreement or undertaking.

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Schedule 3

Qualifications

1	Non-assessable. The term non-assessable means, with respect to shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

2	Foreign Statutes. We express no opinion in relation to provisions making reference to foreign statutes in the Registration Statement.

3	Commercial Terms. Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

4	Register of members. Under the Companies Act, the register of members of a Cayman Islands company is by statute regarded as prima facie evidence of any matters which the Companies Act directs or authorises to be inserted therein. A third party interest in the shares in question would not appear. An entry in the register of members may yield to a court order for rectification (for example, in the event of fraud or manifest error).

5	Good Standing. The Company shall be deemed to be in good standing at any time if all fees (including annual filing fees) and penalties under the Companies Act have been paid and the Registrar of Companies in the Cayman Islands has no knowledge that the Company is in default under the Companies Act.

6	Economic Substance. We have undertaken no enquiry and express no view as to the compliance of the Company with the International Tax Co-operation (Economic Substance) Act (Revised).

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Appendix I

Future Money Acquisition Corporation

incorporated in the Cayman Islands

Company No. 426437

(Company)

DIRECTOR’s Certificate

I, the undersigned, being a director of the Company, am aware that you are being asked to provide an opinion letter (Opinion) in relation to the Registration Statement.

Unless otherwise defined herein, capitalised terms used in this certificate have the respective meanings given to them in the Opinion.

I hereby certify that:

1.	The M&A (as set out at Exhibit 2) remain in full force and effect.

2.	The Resolutions (as set out at Exhibit 1) were duly passed in the manner prescribed in the M&A and have not been amended, varied, or revoked in any respect.

3.	The authorised share capital of the Company is US$50,000 divided into 500,000,000 ordinary shares of a par value of US$0.0001 each (the Ordinary Shares).

4.	No share will be issued for a price which is lower than its par value, and the Company will have sufficient authorised but unissued shares to issue the Ordinary Shares underlying the Units and the Rights.

5.	The shareholder(s) of the Company (Shareholder(s)) have not restricted the powers of the director(s) of the Company (Director(s)) in any way.

6.	The Director(s) at the date of the Resolutions were as follows:

a.	Si Yu Li

b.	Steven Markscheid

7.	The Director(s) at the date of this certificate are as follows:

a.	Si Yu Li

b.	Steven Markscheid

8.	Prior to, at the time of, and immediately following the approval of the transactions contemplated by the Resolutions, the Company was, or will be, able to pay its debts as they fell, or fall, due and has entered, or will enter, into the transactions contemplated by the Resolutions for proper value and not with an intention to defraud or wilfully defeat an obligation owed to any creditor or with a view to giving a creditor a preference.

9.	The Director(s) consider the transactions contemplated by the Resolutions to be of commercial benefit to the Company and has acted in good faith in the best interests of the Company, and for a proper purpose of the Company, in relation to the transactions which are the subject of the Opinion.

10.	The Director(s) or Shareholder(s) have not taken any steps to have the Company struck off or placed in liquidation, nor have any steps been taken to wind up the Company. Nor has any receiver been appointed over any of the Company’s property or assets.

[Signature page follows]

[Signature page to Director’s Certificate of Future Money Acquisition Corporation]

IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate, in their capacity as a director of the Company and not in their individual capacity.

	/s/ Si Yu Li	3/5/2026
Name:	Si Yu Li	Date:
Director

Exhibit 1

Resolutions

Exhibit 2

Memorandum and Articles of Association